Exhibit 32.1

Certification of Interim Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Advanced Micro Devices, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i.)	the Annual Report on Form 10-K of the Company for the period ended December 25, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2011

/s/ Thomas J. Seifert
Thomas J. Seifert
Senior Vice President
Chief Financial Officer,
Interim Chief Executive Officer